Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Liberty Broadband Corporation:

We consent to the incorporation by reference in the following registration statements of Liberty Interactive Corporation of our report dated February 9, 2018, with respect to the consolidated balance sheets of Liberty Broadband Corporation as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive earnings (loss), cash flows, and equity for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), which report appears in the December 31, 2017 annual report on Form 10-K of Liberty Interactive Corporation.

Description	Registration Statement No.	Description
S-8	333-134114	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-134115	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-142626	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171192	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171193	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-172512	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-176989	Liberty Media 401(k) Savings Plan
S-8	333-177840	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (amended and restated as of December 17, 2015)
S-8	333-177841	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-177842	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-184901	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-184905	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (amended and restated as of December 17, 2015)
S-8	333-184904	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (amended and restated as of December 17, 2015)

S-8	333-184902	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-184903	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-183434	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-222062	Liberty Interactive Corporation 2016 Omnibus Incentive Plan
S-8	333-222344	HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan and HSN, Inc. 2017 Omnibus Incentive Plan

/s/ KPMG LLP

Denver, Colorado
March 1, 2018